As filed with the Securities and Exchange Commission on October 6, 2003

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

450 FIFTH STREET, N.W.

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PepsiCo, Inc.

(Exact Name of Registrant as Specified in its Charter)

NORTH CAROLINA	13-1584302
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

700 Anderson Hill Road

Purchase, New York 10577

(Address of Principal Executive Offices, including zip code)

PepsiCo, Inc. 2003 Long-Term Incentive Plan

(Full Title of the Plan)

Thomas H. Tamoney, Jr.

Vice President, Associate General Counsel and Assistant Secretary

PepsiCo, Inc.

700 Anderson Hill Road

Purchase, New York 10577

(914) 253-3623

(Name, Address and Telephone Number, including area code, of Agent for Service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee

Common Stock, par value 1 2/3 cents per share	70,000,000 Shares	$45.86	$3,210,200,000	$259,705.18

(1)	In addition, pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement also covers an indeterminable number of shares that may be offered and issued pursuant to stock splits, stock dividends or similar transactions.
(2)	Estimated in accordance with Rule 457(h) of the Securities Act of 1933, as amended, solely for the purpose of determining the registration fee.

EXPLANATORY STATEMENT

This Registration Statement includes a re-offer prospectus to be used by certain officers and directors of PepsiCo, Inc. in order to permit such persons to sell or otherwise dispose of securities received as grants under, or as a result of the exercise of stock options granted under, the PepsiCo, Inc. 2003 Long-Term Incentive Plan, the PepsiCo, Inc. 1994 Long-Term Incentive Plan, the 1987 Incentive Plan and the Director Stock Plan.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a)

PROSPECTUS

ITEM 1. Plan Information.*

ITEM 2. Registrant Information and Employee Plan’s Annual Information.*

*Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”), and the Note to Part I of Form S-8. A resale prospectus filed in accordance with Rule 415 under the Securities Act and General Instruction C of Form S-8 is filed herewith.

PROSPECTUS

Up To 70,000,000 Shares

PepsiCo, Inc.

COMMON STOCK

(Par Value 1-2/3 cents Per Share)

This Prospectus relates to an aggregate of up to 70,000,000 shares of Common Stock, par value 1-2/3 cents per share (“Common Stock”), of PepsiCo, Inc. (hereinafter referred to as “we”, “us” or “PepsiCo”), offered by or for the account of certain of our officers and directors of PepsiCo (the “Selling Stockholders”) in order to permit such persons to sell or otherwise dispose of such securities from time to time. Certain information concerning the Selling Stockholders and their ownership of our Common Stock is set forth below under the caption “SELLING STOCKHOLDERS”.

We will not receive any of the proceeds from the sales of shares offered hereby.

We are incorporated under the laws of the State of North Carolina. Our principal executive offices are located at Purchase, New York 10577 (telephone no. (914) 253-2000).

Our Common Stock is listed on the New York and Chicago Stock Exchanges.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES

COMMISSION HAS PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.

ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

No person has been authorized to give any information or to make any representations, other than those contained or incorporated by reference in this Prospectus, in connection with the offer contained in this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by us. This Prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sales of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. Neither delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information herein is correct as of any time subsequent to the date hereof.

The date of this Prospectus is September 30, 2003.

Where You Can Find Additional Information

Documents Incorporated by Reference

The Offering

Selling Stockholders

Experts

Supplemental Information

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission (“SEC”). You may read and copy any document we file with the SEC at the SEC’s public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. You can request copies of these documents upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings will also be available to you on the SEC’s Web site. The address of this site is http://www.sec.gov. In addition, such reports, proxy statements and other information can be inspected at the offices of the New York and Chicago Stock Exchanges, on which our shares are listed.

We have filed a Registration Statement on Form S-8 with the SEC under the Securities Act of 1933, as amended, with respect to the securities offered hereby. For further information regarding us, reference should be made to the Registration Statement, the documents incorporated by reference therein and the exhibits relating thereto.

DOCUMENTS INCORPORATED BY REFERENCE

The information listed below, which has been filed by us with the SEC, is specifically incorporated herein by reference:

(a)    Our Annual Report on Form 10-K for our fiscal year ended December 28, 2002;

(b)    Our Annual Report on Form 10-K/A for our fiscal year ended December 28, 2002;

(c)    Our Quarterly Report on Form 10-Q for the twelve weeks ended March 22, 2003;

(d)    Our Quarterly Report on Form 10-Q/A for the twelve weeks ended March 22, 2003;

(e)    Our Quarterly Report on Form 10-Q for the twelve and twenty four week periods ended June 14, 2003;

(f)     PepsiCo’s Current Reports on Form 8-K filed with the Securities and Exchange Commission on January 30, 2003, February 6, 2003, March 4, 2003, July 29, 2003 and September 3, 2003; and

(g)    The description of our Common Stock, contained in our most recent Registration Statement on Form 8-A, pursuant to Section 12(b) of the Exchange Act, including any amendment thereto or report filed by us for the purpose of updating such description.

All documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) after the date hereof, and prior to the filing of a post-effective amendment indicating the termination of the offering of the securities offered hereby, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Any statement contained herein, or in a document all or a portion of which is incorporated by reference herein, shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

We will furnish without charge to each person to whom this Prospectus is delivered, upon written or oral request, a copy of any or all of the documents incorporated herein by reference (not including exhibits to such documents, unless such exhibits are specifically incorporated by reference in such documents). Requests should be addressed to: PepsiCo, Inc., Purchase, New York 10577, Attention: Manager of Shareholder Relations, (914) 253-3055.

THE OFFERING

The shares covered by this Prospectus were, or are expected to be, acquired by the Selling Stockholders through the grant of awards or exercise of stock options granted under the PepsiCo, Inc. 2003 Long-Term Incentive Plan, the PepsiCo, Inc. 1994 Long-Term Incentive Plan, the 1987 Incentive Plan and the Director Stock Plan (collectively, the “Plan”).

The shares of Common Stock being offered hereby may be sold from time to time in transactions on national securities exchanges, or in privately negotiated transactions, at market prices prevailing at the time of sale or at negotiated prices.

Selling Stockholders may sell some or all of the shares in transactions involving broker-dealers, who may act solely as agent and/or may acquire shares as principal. Broker-dealers participating in such transactions as agent may receive commissions from Selling Stockholders (and, if they act as agent for the purchaser of such shares from such purchaser) computed in appropriate cases in accordance with the applicable rules of the national securities exchange on which such transactions are consummated, which commissions may be at negotiated rates where permissible under such rules. Participating broker-dealers may agree with Selling Stockholders to sell a specified number of shares at a stipulated price per share, and, to the extent such a broker-dealer is unable to do so acting as agent for Selling Stockholders, to purchase as principal any unsold shares at the price required to fulfill the broker-dealer’s commitment to Selling Shareholders.

In addition or alternatively, shares may be sold by Selling Stockholders and/or by or through broker-dealers in special offerings, exchange distributions or secondary distributions pursuant to and in compliance with the governing rules of an appropriate national securities exchange, and in connection therewith commissions in excess of the customary commission prescribed by the rules of such securities exchange may be paid to participating broker-dealers, or, in the case of certain secondary distributions, a discount or concession from the offering price may be allowed to participating broker-dealers in excess of such customary commission.

The Selling Stockholders have advised us that they presently have no arrangements or understandings pertaining to distribution of any of the shares covered hereby.

Selling Stockholders and broker-dealers effecting sales on their behalf may be deemed to be “underwriters” within the meaning of the Securities Act of 1933. Any commissions paid or any discounts or concessions allowed to any such broker-dealers, and, if any of such broker-dealers purchase such shares as principal, any profits received on the resale of such shares, may be deemed to be underwriting discounts and commissions within the meaning of the Securities Act of 1933.

On September 26, 2003 the closing sales price for our Common Stock, as reported in The Wall Street Journal was $45.63 per share.

SELLING STOCKHOLDERS

Name and Material Relationships with PepsiCo Since September 2000	Shares of Common Stock Available to be Resold (whether or not there is a present intent to do so)	Shares of Common Stock Beneficially Owned *	Shares of Common Stock Subject to Right to Acquire Prior to September 30, 2004

John F. Akers Director	66,711	24,926	66,711

Robert E. Allen Director	46,997	7,136	46,997

David R. Andrews Senior Vice President, Government Affairs, General Counsel and Secretary	72,000	0	72,000

Peter A. Bridgman Senior Vice President and Controller	158,721	4,378	157,444

Abelardo E. Bru Chairman and Chief Executive Officer, Frito-Lay North America; President and Chief Executive Officer, Frito-Lay North America	1,187,093	4,440	1,187,093

Peter Foy Director	44,359	3,696	44,359

Ray L. Hunt Director	65,911	24,500	65,911

Arthur C. Martinez Director	23,645	2,000	23,645

Matthew M. McKenna Senior Vice President of Finance; Senior Vice President and Treasurer	429,257	920	429,257

Margaret D. Moore Senior Vice President, Human Resources	352,739	36,328	336,372

Indra K. Nooyi Director; President and Chief Financial Officer; Senior Vice President and Chief Financial Officer	819,245	27,389	793,439

Lionel L. Nowell, III Senior Vice President and Treasurer; Senior Vice President and Chief Financial Officer, The Pepsi Bottling Group, Inc.	377,820	426	377,820

Franklin D. Raines Director	29,504	1,000	29,504

Steven S Reinemund Director; Chairman and Chief Executive Officer; President and Chief Operating Officer	3,066,721	100,297	2,972,413

Sharon Percy Rockefeller Director	38,508	44,900	38,508

Gary M. Rodkin Chairman and Chief Executive Officer, PepsiCo Beverages and Foods; Chairman and Chief Executive Officer, PepsiCo Beverages and Foods North America; President and Chief Executive Officer, PepsiCo Beverages and Foods North America; Chief Executive Officer, Pepsi-Cola North America	834,001	3,758	834,001

James J. Schiro Director	11,377	2,085	10,377

Franklin A. Thomas Director	42,883	1,000	42,883

Cynthia M. Trudell Director	26,866	0	26,866

Solomon D. Trujillo Director	37,762	4,000	37,762
Daniel Vasella Director	15,584	5,167	10,417
Michael D. White Chairman and Chief Executive Officer, PepsiCo International; President and Chief Executive Officer, Frito-Lay’s Europe/ Africa/ Middle East Division	880,082	14,036	880,082

*Includes the shares in PepsiCo’s 401(k) plan as of September 24, 2003.

EXPERTS

The consolidated financial statements of PepsiCo, Inc. and Subsidiaries as of December 28, 2002 and December 29, 2001 and for each of the years in the three-year fiscal period ended December 28, 2002, have been incorporated by reference into this Prospectus in reliance upon the report of KPMG LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of such Firm as experts in accounting and auditing. The audit report covering the December 28, 2002 financial statements refers to the adoption of FASB 142, “Goodwill and Other Intangible Assets,” as of December 30, 2001.

SUPPLEMENTAL INFORMATION

The information contained in this Prospectus, including, without limitation, information relating to the Selling Stockholders, may be updated from time to time by means of a supplement containing updating information.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. Incorporation of Documents by Reference

PepsiCo, Inc. (the “Registrant”) and the Plan hereby incorporate by reference in this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the “SEC”):

(1) the Registrant’s Annual Report on Form 10-K and Form 10-K/A filed pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), for its fiscal year ended December 28, 2002,

(2) the Registrant’s Quarterly Reports on Form 10-Q and Form 10-Q/A filed for the quarter ended March 22, 2003 and Form 10-Q for the quarter ended June 14, 2003,

(3) the Registrant’s Current Reports on Form 8-K filed with the SEC on January 30, 2003, February 6, 2003, March 4, 2003, July 29, 2003 and September 3, 2003, and

(4) the description of the Registrant’s Common Stock, par value 1-2/3 cents per share, contained in the Registrant’s Registration Statement on Form 8-A, pursuant to Section 12(b) of the Exchange Act, and all amendments and reports filed for the purpose of updating such description.

All documents subsequently filed by the Registrant with the SEC under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement. Any of the foregoing documents will be furnished to participants in the Plan without charge, upon written or oral request.

ITEM 4. Description of Securities

Not applicable.

ITEM 5. Interests of Named Experts and Counsel

The legality of the original issuance shares of Common Stock issuable under the Plan has been passed upon for the Registrant by Thomas H. Tamoney, Jr., Vice President, Associate General Counsel and Assistant Secretary of the Registrant. Mr. Tamoney is a full-time employee of PepsiCo and beneficially owns equity securities of the Registrant with an aggregate value in excess of $50,000.

ITEM 6. Indemnification of Directors and Officers

(i) Sections 55-8-50 through 55-8-58 of the North Carolina Business Corporation Act provide as follows:

“Section. 55-8-50. Policy statement and definitions.

(a) It is the public policy of this State to enable corporations organized under this Chapter to attract and maintain responsible, qualified directors, officers, employees and agents, and, to that end, to permit corporations organized under this Chapter to allocate the risk of personal liability of directors, officers, employees and agents through indemnification and insurance as authorized in this Part.

(b) Definitions in this Part:

(1) ‘Corporation’ includes any domestic or foreign corporation absorbed in a merger which, if its separate existence had continued, would have had the obligation or power to indemnify its directors, officers, employees, or agents, so that a person who would have been entitled to receive or request indemnification from such corporation if its separate existence had continued shall stand in the same position under this Part with respect to the surviving corporation.

(2) ‘Director’ means an individual who is or was a director of a corporation or an individual who, while a director of a corporation, is or was serving at the corporation’s request as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise. A director is considered to be serving an employee benefit plan at the corporation’s request if his duties to the corporation also impose duties on, or otherwise involve services by, him to the plan or to participants in or beneficiaries of the plan. ‘Director’ includes, unless the context requires otherwise, the estate or personal representative of a director.

(3) ‘Expenses’ means expenses of every kind incurred in defending a proceeding, including counsel fees.

(4) ‘Liability’ means the obligation to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan), or reasonable expenses incurred with respect to a proceeding.

(4a) ‘Officer’, ‘employee’ or ‘agent’ includes, unless the context requires otherwise, the estate or personal representative of a person who acted in that capacity.

(5) ‘Official capacity’ means: (i) when used with respect to a director, the office of director in a corporation; and (ii) when used with respect to an individual other than a director, as contemplated in G.S. 55-8-56, the office in a corporation held by the officer or the employment or agency relationship undertaken by the employee or agent on behalf of the corporation. ‘Official capacity’ does not include service for any other foreign or domestic corporation or any partnership, joint venture, trust, employee benefit plan, or other enterprise.

(6) ‘Party’ includes an individual who was, is, or is threatened to be made a named defendant or respondent in a proceeding.

(7) ‘Proceeding’ means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal.

Section 55-8-51. Authority to indemnify.

(a) Except as provided in subsection (d), a corporation may indemnify an individual made a party to a proceeding because he is or was a director against liability incurred in the proceeding if:

(1) He conducted himself in good faith; and

(2) He reasonably believed (i) in the case of conduct in his official capacity with the corporation, that his conduct was in its best interests; and (ii) in all other cases, that his conduct was at least not opposed to its best interests; and

(3) In the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful.

(b) A director’s conduct with respect to an employee benefit plan for a purpose he reasonably believed to be in the interests of the participants in and beneficiaries of the plan is conduct that satisfies the requirement of subsection (a)(2)(ii).

(c) The termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of no contest or its equivalent is not, of itself, determinative that the director did not meet the standard of conduct described in this section.

(d) A corporation may not indemnify a director under this section:

(1) In connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or

(2) In connection with any other proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him.

(e) Indemnification permitted under this section in connection with a proceeding by or in the right of the corporation that is concluded without a final adjudication on the issue of liability is limited to reasonable expenses incurred in connection with the proceeding.

(f) The authorization, approval or favorable recommendation by the board of directors of a corporation of indemnification, as permitted by this section, shall not be deemed an act or corporate transaction in which a director has a conflict of interest, and no such indemnification shall be void or voidable on such ground.

Section 55-8-52. Mandatory indemnification.

Unless limited by its articles of incorporation, a corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he is or was a director of the corporation against reasonable expenses incurred by him in connection with the proceeding.

Section 55-8-53. Advance for expenses.

Expenses incurred by a director in defending a proceeding may be paid by the corporation in advance of the final disposition of such proceeding as authorized by the board of directors in the specific case or as authorized or required under any provision in the articles of incorporation or bylaws or by any applicable resolution or contract upon receipt of an undertaking by or on behalf of the director to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the corporation against such expenses.

Section 55-8-54. Court-ordered indemnification.

Unless a corporation’s articles of incorporation provide otherwise, a director of the corporation who is a party to a proceeding may apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction. On receipt of an application, the court after giving any notice the court considers necessary may order indemnification if it determines:

(1) The director is entitled to mandatory indemnification under G.S. 55-8-52, in which case the court shall also order the corporation to pay the director’s reasonable expenses incurred to obtain court-ordered indemnification; or

(2) The director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not he met the standard of conduct set forth in G.S. 55-8-51 or was adjudged liable as described in G.S. 55-8-51(d), but if he was adjudged so liable his indemnification is limited to reasonable expenses incurred.

Section 55-8-55. Determination and authorization of indemnification.

(a) A corporation may not indemnify a director under G.S. 55-8-51 unless authorized in the specific case after a determination has been made that indemnification of the director is permissible in the circumstances because he has met the standard of conduct set forth in G.S. 55-8-51.

(b) The determination shall be made:

(1) By the board of directors by majority vote of a quorum consisting of directors not at the time parties to the proceeding;

(2) If a quorum cannot be obtained under subdivision (1), by majority vote of a committee duly designated by the board of directors (in which designation directors who are parties may participate), consisting solely of two or more directors not at the time parties to the proceeding;

(3) By special legal counsel (i) selected by the board of directors or its committee in the manner prescribed in subdivision (1) or (2); or (ii) if a quorum of the board of directors cannot be obtained under subdivision (1) and a committee cannot be designated under subdivision (2), selected by majority vote of the full board of directors (in which selection directors who are parties may participate); or

(4) By the shareholders, but shares owned by or voted under the control of directors who are at the time parties to the proceeding may not be voted on the determination.

(c) Authorization of indemnification and evaluation as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is permissible, except that if the determination is made by special legal counsel, authorization of indemnification and evaluation as to reasonableness of expenses shall be made by those entitled under subsection (b)(3) to select counsel.

Section 55-8-56. Indemnification of officers, employees, and agents.

Unless a corporation’s articles of incorporation provide otherwise:

(1) An officer of the corporation is entitled to mandatory indemnification under G.S. 55-8-52, and is entitled to apply for court-ordered indemnification under G.S. 55-8-54, in each case to the same extent as a director;

(2) The corporation may indemnify and advance expenses under this Part to an officer, employee, or agent of the corporation to the same extent as to a director; and

(3) A corporation may also indemnify and advance expenses to an officer, employee, or agent who is not a director to the extent, consistent with public policy, that may be provided by its articles of incorporation, bylaws, general or specific action of its board of directors, or contract.

Section 55-8-57. Additional indemnification and insurance.

(a) In addition to and separate and apart from the indemnification provided for in G.S. 55-8-51, 55-8-52, 55-8-54, 55-8-55 and 55-8-56, a corporation may in its articles of incorporation or bylaws or by contract or resolution indemnify or agree to indemnify any one or more of its directors, officers, employees, or agents against liability and expenses in any proceeding (including without limitation a proceeding brought by or on behalf of the corporation itself) arising out of their status as such or their activities in any of the foregoing capacities; provided, however, that a corporation may not indemnify or agree to indemnify a person against liability or expenses he may incur on account of his activities which were at the time taken known or believed by him to be clearly in conflict with the best interests of the corporation. A corporation may likewise and to the same extent indemnify or agree to indemnify any person who, at the request of the corporation, is or was serving as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise or as a trustee or administrator under an employee benefit plan. Any provision in any articles of incorporation, bylaw, contract, or resolution permitted under this section may include provisions for recovery from the corporation of reasonable costs, expenses, and attorneys’ fees in connection with the enforcement of rights to indemnification granted therein and may further include provisions establishing reasonable procedures for determining and enforcing the rights granted therein.

(b) The authorization, adoption, approval, or favorable recommendation by the board of directors of a public corporation of any provision in any articles of incorporation, bylaw, contract or resolution, as permitted in this section, shall not be deemed an act or corporate transaction in which a director has a conflict of interest, and no such articles of incorporation or bylaw provision or contract or resolution shall be void or voidable on such grounds. The authorization, adoption, approval, or favorable recommendation by the board of directors of a nonpublic corporation of any provision in any articles of incorporation, bylaw, contract or resolution, as permitted in this section, which occurred prior to July 1, 1990, shall not be deemed an act or corporate transaction in which a director has a conflict of interest, and no such articles of incorporation, bylaw provision, contract or resolution shall be void or voidable on such grounds. Except as permitted in G.S. 55-8-31, no such bylaw, contract, or resolution not adopted, authorized, approved or ratified by shareholders shall be effective as to claims made or liabilities asserted against any director prior to its adoption, authorization, or approval by the board of directors.

(c) A corporation may purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee, or agent of the corporation, or who, while a director, officer, employee, or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, against liability asserted against or incurred by him in that capacity or arising from his status as a director, officer, employee, or agent, whether or not the corporation would have power to indemnify him against the same liability under any provision of this Chapter.

Section 55-8-58. Application of Part.

(a) If articles of incorporation limit indemnification or advance for expenses, indemnification and advance for expenses are valid only to the extent consistent with the articles.

(b) This Part does not limit a corporation’s power to pay or reimburse expenses incurred by a director in connection with his appearance as a witness in a proceeding at a time when he has not been made a named defendant or respondent to the proceeding.

(c) This Part shall not affect rights or liabilities arising out of acts or omissions occurring before July 1, 1990.”

(ii) Section 3.7 of Article III of the By-Laws of PepsiCo, Inc. provides as follows: Unless the Board of Directors shall determine otherwise, the Corporation shall indemnify, to the full extent permitted by law, any person who was or is, or who is threatened to be made, a party to an action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he, his testator or intestate, is or was a director, officer or employee of the Corporation, or is or was serving at the request of the Corporation as a director, officer or employee of another enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding. Such indemnification may, in the discretion of the Board, include advances of a director’s, officer’s or employee’s expenses prior to final disposition of such action, suit or proceeding. The right of indemnification provided for in this Section 3.7 shall not exclude any rights to which such persons may otherwise be entitled by contract or as a matter of law.

(iii) Officers and directors of PepsiCo, Inc. are presently covered by insurance, which (with certain exceptions and within certain limitations) indemnifies them against any losses arising from any alleged wrongful act including any alleged error or misstatement or misleading statement or wrongful act or omission or neglect of duty.

(iv) PepsiCo, Inc. has entered into indemnification agreements with its directors whereby (with certain exceptions) PepsiCo, Inc. will, in general, indemnify directors, to the extent permitted by law, against liabilities, costs or expenses arising out of his or her status as a director by reason of anything done or not done as a director.

ITEM 7. Exemption from Registration Claimed

Not applicable.

ITEM 8. Exhibits

Exhibit No.	Description

4.1	Amended and Restated Articles of Incorporation of PepsiCo, Inc., which are incorporated herein by reference to Exhibit 4.1 to PepsiCo, Inc.’s Registration Statement on Form S-8 (Registration No. 333-66632).

4.2	By-laws of PepsiCo, Inc., as amended on May 7, 2003, which are incorporated herein by reference to Exhibit 3 to PepsiCo, Inc.’s Quarterly Report on Form 10-Q for the quarterly period ended June 14, 2003.

4.3	PepsiCo, Inc. 2003 Long-Term Incentive Plan, as amended and restated, October 1, 2003.

5	Opinion and consent of Thomas H. Tamoney, Jr., Vice President, Associate General Counsel and Assistant Secretary of the Registrant, relating to the legality of securities being registered.

15.1	Letter re: Unaudited Interim Financial Information for PepsiCo, Inc.

15.2	Letter re: Unaudited Interim Financial Information for Bottling Group, LLC.

23.1	Consent of KPMG LLP.

23.2	Consent of Thomas H. Tamoney, Jr., Vice President, Associate General Counsel and Assistant Secretary of the Registrant (included in his opinion filed as Exhibit 5 hereto).

24	Power of Attorney executed by Steven S Reinemund, Indra K. Nooyi, Peter A. Bridgman, John F. Akers, Robert E. Allen, Peter Foy, Ray L. Hunt, Arthur C. Martinez, Franklin D. Raines, Sharon Percy Rockefeller, James J. Schiro, Franklin A. Thomas, Cynthia M. Trudell, Solomon D. Trujillo and Daniel Vasella.

ITEM 9.	Undertakings

The undersigned Registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(a) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(b) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(c) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(a) and (1)(b) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned Registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Purchase, State of New York, on October 6, 2003.

PepsiCo, Inc.

By:	/s/ Thomas H. Tamoney, Jr.
	Name:	Thomas H. Tamoney, Jr.
	Title:	Vice President, Associate General Counsel and Assistant Secretary

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated as of October 6, 2003.

Principal Executive Officer:

Steven S Reinemund*	Chairman of the Board and Chief Executive Officer

Principal Financial Officer:

Indra K. Nooyi*	President, Chief Financial Officer and Director

Principal Accounting Officer:

Peter A. Bridgman*	Senior Vice President and Controller

Directors:

John F. Akers

Robert E. Allen

Peter Foy

Ray L. Hunt

Arthur C. Martinez

Franklin D. Raines

Sharon Percy Rockefeller

James J. Schiro

Franklin A. Thomas

Cynthia M. Trudell

Solomon D. Trujillo

Daniel Vasella

)* )* )* )* )* )* )* )* )* )* )* )*

* By:	/s/ Thomas H. Tamoney, Jr.
Thomas H. Tamoney, Jr.
Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.	Description

4.1	Amended and Restated Articles of Incorporation of PepsiCo, Inc., which are incorporated herein by reference to Exhibit 4.1 to PepsiCo, Inc.’s Registration Statement on Form S-8 (Registration No. 333-66632).

4.2	By-laws of PepsiCo, Inc., as amended on May 7, 2003, which are incorporated herein by reference to Exhibit 3 to PepsiCo, Inc.’s Quarterly Report on Form 10-Q for the quarterly period ended June 14, 2003.

4.3	PepsiCo, Inc. 2003 Long-Term Incentive Plan, as amended and restated, October 1, 2003.

5	Opinion and consent of Thomas H. Tamoney, Jr., Vice President, Associate General Counsel and Assistant Secretary of the Registrant, relating to the legality of securities being registered.

15.1	Letter re: Unaudited Interim Financial Information for PepsiCo, Inc.

15.2	Letter re: Unaudited Interim Financial Information for Bottling Group, LLC.

23.1	Consent of KPMG LLP.

23.2	Consent of Thomas H. Tamoney, Jr., Vice President, Associate General Counsel and Assistant Secretary of the Registrant (included in his opinion filed as Exhibit 5 hereto).

24	Power of Attorney executed by Steven S Reinemund, Indra K. Nooyi, Peter A. Bridgman, John F. Akers, Robert E. Allen, Peter Foy, Ray L. Hunt, Arthur C. Martinez, Franklin D. Raines, Sharon Percy Rockefeller, James J. Schiro, Franklin A. Thomas, Cynthia M. Trudell, Solomon D. Trujillo and Daniel Vasella.